PROXY                                                                     PROXY

                                  APPLIX, INC.

                  ANNUAL MEETING OF STOCKHOLDERS -- May 8, 1997

     This proxy is solicited on behalf of the Board of Directors of the Company.

     The undersigned, having received notice of the meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Patrick J. Scannell, Jr. and Patrick J. Rondeau, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of Applix, Inc. (the "Company") to be held on Friday, May 8, 1997 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

           Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

     In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

                  (Continued and to be signed on reverse side)

     1.   To elect the following individual as Class III Director:

          David C. Mahoney      FOR      [ ]   WITHHOLD AUTHORITY  [ ]

     2.   To approve an amendment to the Company's 1994 Equity
          Incentive Plan.

          FOR [ ]               AGAINST  [ ]              ABSTAIN  [ ]

     3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year.

          FOR [ ]               AGAINST  [ ]              ABSTAIN  [ ]


     The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified above, this proxy will be voted for such election to office or proposal.




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                                          --------------------------------
                                                   Signature(s)


                                          Dated:
                                                ---------------------------


     Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.